Exhibit 99.1

REPAY Reports First Quarter 2021 Financial Results and Updated 2021 Guidance

ATLANTA, May 10, 2021 -- Repay Holdings Corporation (NASDAQ: RPAY) (“REPAY” or the “Company”), a leading provider of vertically-integrated payment solutions, today reported financial results for its first quarter ended March 31, 2021.

“We are pleased with our results in the first quarter, with card payment volume and gross profit growth of 20% and 22%, respectively.  This was driven by strong results across all of our businesses,” said John Morris, CEO of REPAY. “We made solid progress against our key growth objectives in the quarter, by increasing the size of our direct sales force as well as integrating additional software partners and expanding our B2B supplier network.  During the quarter we also strengthened our balance sheet, positioning us well for acquisition opportunities, including BillingTree which we announced today.”

Three Months Ended March 31, 2021 Highlights

•	Card payment volume was $4.6 billion, an increase of 20% over the first quarter of 2020
•	Total revenue was $47.5 million, a 20% increase over the first quarter of 2020
•	Gross profit was $35.0 million, an increase of 22% over the first quarter of 2020
•	Net loss was ($18.0) million, as compared to a net loss of ($13.2) million in the first quarter of 2020
•	Adjusted EBITDA was $20.5 million, an increase of 18% over the first quarter of 2020
•	Adjusted Net Income was $15.1 million, an increase of 22% over the first quarter of 2020
•	Adjusted Net Income per share was $0.18

Gross profit represents total revenue less cost of services. Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share are non-GAAP financial measures.  See “Non-GAAP Financial Measures” and the reconciliations of Adjusted EBITDA and Adjusted Net Income to their most comparable GAAP measures provided below for additional information.

Subsequent Events

On May 10, 2021, the Company announced the acquisition of BillingTree for approximately $503 million, consisting of $275 million in cash and $228 million in stock. The cash consideration for the transaction will be financed with cash on hand and is expected to close by the end of the second quarter, subject to certain customary closing conditions.

On April 12, 2021 the Securities and Exchange Commission issued guidance (the “Statement”) regarding the accounting and reporting of warrants by special purpose acquisition companies. On April 30, 2021, the Company announced that, following a review of the Statement and its accounting practices, that it is restating certain of its previously issued financial statements included in the Company’s  Form 10-K for the year ended December 31, 2020 and the quarterly periods included therein. There was no impact from the restatement to the Company’s financial results for the quarter ended March 31, 2021, as no warrants were outstanding after July 27, 2020.  The financial results for the quarter ended March 31, 2020 reported in this communication reflect the reclassification of warrants as liabilities for the reporting period.

2021 Outlook Update

REPAY expects the following financial results for full year 2021, which reflects the assumption that the BillingTree acquisition closes by the end of the second quarter 2021, and replaces previously provided guidance.

Full Year 2021 Outlook
Updated Guidance
Card Payment Volume	$19.9 - 20.4 billion
Total Revenue	$210 - 220 million
Gross Profit	$159 - 165 million
Adjusted EBITDA	$91 - 96 million

This range assumes no further unforeseen COVID-related impacts, which could create substantial economic duress in 2021. REPAY does not provide quantitative reconciliation of forward-looking, non-GAAP financial measures, such as forecasted 2021 Adjusted EBITDA, to the most directly comparable GAAP financial measure, because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have significant impact on such calculations, and providing them may imply a degree of precision that would be confusing or potentially misleading.

Conference Call

REPAY will host a conference call to discuss first quarter 2021 financial results today at 5:00 pm ET. Hosting the call will be John Morris, CEO, and Tim Murphy, CFO. The call will be webcast live from REPAY’s investor relations website at https://investors.repay.com/investor-relations. The conference call can also be accessed live over the phone by dialing (877) 407-3982, or for international callers (201) 493-6780. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13718958. The replay will be available at https://investors.repay.com/investor-relations.

Non-GAAP Financial Measures

This communication includes certain non-GAAP financial measures that REPAY’s management uses to evaluate its operating business, measure its performance and make strategic decisions. Adjusted EBITDA is a non-GAAP financial measure that represents net income prior to interest expense, tax expense, depreciation and amortization, as adjusted to add back certain non-cash and non-recurring charges, such as loss on extinguishment of debt, loss on termination of interest rate hedge, non-cash change in fair value of contingent consideration, non-cash change in fair value of assets and liabilities, non-cash change in fair value of warrant liabilities, share-based compensation charges, transaction expenses, employee recruiting costs, other taxes, restructuring and other strategic initiative costs and other non-recurring charges. Adjusted Net Income is a non-GAAP financial measure that represents net income prior to amortization of acquisition-related intangibles, as adjusted to add back certain non-cash and non-recurring charges, such as loss on extinguishment of debt, loss on termination of interest rate hedge, non-cash change in fair value of contingent consideration, non-cash change in fair value of assets and liabilities, non-cash change in fair value of warrant liabilities, share-based compensation expense, transaction expenses, employee recruiting costs, restructuring and strategic initiative costs and other non-recurring charges, non-cash interest expense, net of tax effect associated with these adjustments. Adjusted Net Income is adjusted to exclude amortization of all acquisition-related intangibles as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible amortization supplements GAAP financial measures because it allows for greater comparability of operating performance. Although REPAY excludes amortization from acquisition-related intangibles from its non-GAAP expenses, management believes that it is important for investors to understand that such intangibles were recorded as part of purchase accounting and contribute to revenue generation.  Adjusted Net Income per share is a non-GAAP financial measure that represents Adjusted Net Income divided by the weighted average number of shares of Class A common stock outstanding (on as-converted basis) for the three months ended March 31, 2021 and the three months ended March 31, 2020 (in each case, excluding shares subject to forfeiture). REPAY believes that Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share provide useful information to investors and others in understanding and evaluating its operating results in the same manner as management. However, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, operating profit, or any other operating performance measure calculated in accordance with GAAP. Using these non-GAAP financial measures to analyze REPAY’s business has material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in REPAY’s industry may report measures titled Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share, or similar measures, such non-GAAP financial measures may be calculated differently from how REPAY calculates its non-GAAP financial measures, which reduces their overall usefulness as comparative measures. Because of these limitations, you should consider Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share alongside other financial performance measures, including net income and REPAY’s other financial results presented in accordance with GAAP.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, REPAY’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “guidance,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, REPAY’s  updated 2021 outlook, anticipated benefits from, and the expected timing for completion of, the BillingTree acquisition, the impact of the restatement, the effects of the COVID-19 pandemic, expected demand on REPAY’s product offering, including further implementation of electronic payment options and statements regarding REPAY’s market and growth opportunities, and our business strategy and the plans and objectives of management for future operations. Such forward-looking statements are based upon the current beliefs and expectations of REPAY’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control.

In addition to factors disclosed in REPAY’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020, as amended, and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: exposure to economic conditions and political risk affecting the consumer loan market and consumer and commercial spending; the impacts of the ongoing COVID-19 coronavirus pandemic and the actions taken to control or mitigate its spread (which impacts are highly uncertain and cannot be reasonably estimated or predicted at this time); a delay or failure to complete, integrate and/or realize the benefits of the BillingTree acquisition; a delay or failure to integrate and/or realize the benefits of the Company’s other recent acquisitions; changes in the payment processing market in which REPAY competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that REPAY targets, including the regulatory environment applicable to REPAY’s customers; risks relating to REPAY’s relationships within the payment ecosystem; risk that REPAY may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to REPAY; and the risk that REPAY may not be able to develop and maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. All information set forth herein speaks only as of the date hereof in the case of information about REPAY or the date of such information in the case of information from persons other than REPAY, and REPAY disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding REPAY’s industry and end markets are based on sources it believes to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

About REPAY

REPAY provides integrated payment processing solutions to verticals that have specific transaction processing needs. REPAY’s proprietary, integrated payment technology platform reduces the complexity of electronic payments for merchants, while enhancing the overall experience for consumers and businesses.

Contacts

Investor Relations Contact for REPAY:

repayIR@icrinc.com

Media Relations Contact for REPAY:

Kristen Hoyman

(404) 637-1665

khoyman@repay.com

Consolidated Statement of Operations

	Three Months ended March 31
(in $ thousands)	2021	2020
Revenue	$47,520	$39,463
Operating expenses
Other costs of services	$12,475	$10,771
Selling, general and administrative	23,393	18,166
Depreciation and amortization	17,793	13,904
Change in fair value of contingent consideration	2,649	—
Total operating expenses	$56,310	$42,841
Income (loss) from operations	$(8,790)	$(3,379)
Interest expenses	(1,183)	(3,518)
Loss on extinguishment of debt	(5,941)	—
Change in fair value of warrant liabilities	—	(6,898)
Change in fair value of tax receivable liability	1,043	(542)
Other income	28	39
Other loss	(9,080)	—
Total other (expenses) income	(15,133)	(10,919)
Income (loss) before income tax expense	(23,923)	(14,298)
Income tax benefit	5,942	1,116
Net income (loss)	$(17,981)	$(13,182)
Net income (loss) attributable to non-controlling interest	(2,187)	(2,852)
Net income (loss) attributable to the Company	$(15,794)	$(10,330)
Weighted-average shares of Class A common stock outstanding - basic and diluted	76,602,766	37,624,829
Loss per Class A share - basic and diluted	($0.21)	($0.27)

Consolidated Balance Sheets

(in $ thousands)	March 31, 2021 (Unaudited)	December 31, 2020
Assets
Cash and cash equivalents	$390,922	$91,130
Accounts receivable	23,897	21,311
Prepaid expenses and other	6,078	6,925
Total current assets	420,897	119,366

Property, plant and equipment, net	1,980	1,628
Restricted cash	19,525	15,375
Customer relationships, net of amortization	272,923	280,887
Software, net of amortization	59,987	64,435
Other intangible assets, net of amortization	23,389	23,905
Goodwill	458,960	458,970
Operating lease right-of-use assets, net of amortization	9,650	10,075
Deferred tax assets	141,799	135,337
Total noncurrent assets	988,213	990,612
Total assets	$1,409,111	$1,109,978

Liabilities
Accounts payable	$14,112	$11,880
Related party payable	17,775	15,812
Accrued expenses	17,359	19,216
Current maturities of long-term debt	-	6,761
Current operating lease liabilities	1,563	1,527
Current tax receivable agreement	10,146	10,240
Total current liabilities	60,955	65,436

Long-term debt, net of current maturities	427,288	249,953
Noncurrent operating lease liabilities	8,470	8,837
Tax receivable agreement	220,237	218,988
Other liabilities	889	10,583
Total noncurrent liabilities	656,884	488,361
Total liabilities	$717,839	$553,797

Commitment and contingencies (Note 12)

Stockholders' equity
Class A common stock, $0.0001 par value; 2,000,000,000 shares authorized and 78,084,846 issued and outstanding as of March 31, 2021; 2,000,000,000 shares authorized and 71,244,682 issued and outstanding as of December 31, 2020	8	7
Class V common stock, $0.0001 par value; 1,000 shares authorized and 100 shares issued and outstanding as of March 31, 2021 and 2020	-	-
Additional paid-in capital	839,589	691,675
Accumulated other comprehensive (loss) income	-	(6,437)
Accumulated deficit	(191,726)	(175,932)
Total stockholders' equity	$647,871	$509,313

Equity attributable to non-controlling interests	43,400	46,868

Total liabilities and stockholders' equity and members' equity	$1,409,111	$1,109,978

Key Operating and Non-GAAP Financial Data

Unless otherwise stated, all results compare first quarter 2021 results to first quarter 2020 results from continuing operations for the period ended March 31, respectively.

The following tables and related notes reconcile these non-GAAP measures and the pro forma measures to GAAP information for the three-month periods ended March 31, 2021 and 2020:

	Three months ended March 31,
(in $ thousands)	2021	2020	% Change
Card payment volume	$4,614,003	$3,848,883	20%
Gross profit[1]	35,045	28,691	22%
Adjusted EBITDA[2]	20,460	17,350	18%
(1)	Gross profit represents total revenue less other costs of services.
(2)

Adjusted EBITDA is a non-GAAP financial measure that represents net income adjusted for interest expense, depreciation and amortization and certain other non-cash charges and non-recurring items. See “Non-GAAP Financial Measures” above and the reconciliation of Adjusted EBITDA to its most comparable GAAP measure below.

Reconciliations of GAAP Net Income to Non-GAAP Adjusted EBITDA

For the Three Months Ended March 31, 2021 and 2020

(Unaudited)

	Three Months ended March 31, 2021
(in $ thousands)	2021	2020(m)
Revenue	$47,520	$39,463
Operating expenses
Other costs of services	$12,475	$10,771
Selling, general and administrative	23,393	18,166
Depreciation and amortization	17,793	13,904
Change in fair value of contingent consideration	2,649	—
Total operating expenses	$56,310	$42,841
Income (loss) from operations	$(8,790)	$(3,379)
Interest expenses	(1,183)	(3,518)
Loss on extinguishment of debt	(5,941)	—
Change in fair value of warrant liabilities	—	(6,898)
Change in fair value of tax receivable liability	1,043	(542)
Other income	28	39
Other loss	(9,080)	—
Total other (expenses) income	(15,133)	(10,919)
Income (loss) before income tax expense	(23,923)	(14,298)
Income tax benefit	5,942	1,116
Net income (loss)	$(17,981)	$(13,182)

Add:
Interest expense	1,183	3,518
Depreciation and amortization(a)	17,793	13,904
Income tax (benefit)	(5,942)	(1,116)
EBITDA	$(4,947)	$3,124

Loss on extinguishment of debt(b)	5,941	—
Loss on termination of interest rate hedge(c)	9,080	—
Non-cash change in fair value of warrant liabilities(d)	—	6,898
Non-cash change in fair value of contingent consideration(e)	2,649	—
Non-cash change in fair value of assets and liabilities(f)	(1,043)	542
Share-based compensation expense(g)	5,151	3,523
Transaction expenses(h)	2,340	2,869
Employee recruiting costs(i)	136	—
Other taxes(j)	139	186
Restructuring and other strategic initiative costs(k)	628	78
Other non-recurring charges(l)	386	130
Adjusted EBITDA	$20,460	$17,350

Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income

For the Three Months Ended March 31, 2021 and 2020

(Unaudited)

	Three Months ended March 31, 2021
(in $ thousands)	2021	2020(m)
Revenue	$47,520	$39,463
Operating expenses
Other costs of services	$12,475	$10,771
Selling, general and administrative	23,393	18,166
Depreciation and amortization	17,793	13,904
Change in fair value of contingent consideration	2,649	—
Total operating expenses	$56,310	$42,842
Income (loss) from operations	$(8,790)	$(3,379)
Interest expenses	(1,183)	(3,518)
Loss on extinguishment of debt	(5,941)	—
Change in fair value of warrant liabilities	—	(6,898)
Change in fair value of tax receivable liability	1,043	(542)
Other income	28	39
Other loss	(9,080)	—
Total other (expenses) income	(15,133)	(10,919)
Income (loss) before income tax expense	(23,923)	(14,298)
Income tax benefit	5,942	1,116
Net income (loss)	$(17,981)	$(13,182)

Add:
Amortization of Acquisition-Related Intangibles(n)	16,039	13,203
Loss on extinguishment of debt(b)	5,941	—
Loss on termination of interest rate hedge(c)	9,080	—
Non-cash change in fair value of warrant liabilities(d)	—	6,898
Non-cash change in fair value of contingent consideration(e)	2,649	—
Non-cash change in fair value of assets and liabilities(f)	(1,043)	542
Share-based compensation expense(g)	5,151	3,523
Transaction expenses(h)	2,340	2,869
Employee recruiting costs(i)	136	—
Restructuring and other strategic initiative costs(k)	628	78
Other non-recurring charges(l)	386	130
Non-cash interest expense(o)	536	—
Pro forma taxes at effective rate(p)	(8,722)	(1,697)
Adjusted Net Income	$15,140	$12,364

Shares of Class A common stock outstanding (on an as-converted basis)(q)	84,578,585	67,130,452
Adjusted Net income per share	$0.18	$0.18

(a)	See footnote (n) for details on our amortization and depreciation expenses.
(b)	Reflects write-offs of debt issuance costs relating to prior term loans.
(c)	Reflects realized loss of REPAY’s interest rate hedging arrangement which terminated in conjunction with the repayment of prior term loans.
(d)	Reflects the mark-to-market fair value adjustments of the warrant liabilities.
(e)	Reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the most recent balance sheet date.
(f)	Reflects the changes in management’s estimates of the fair value of the liability relating to the Tax Receivable Agreement.
(g)	Represents compensation expense associated with equity compensation plans, totaling $5,150,598 in the three months ended March 31, 2021, and $3,522,731 in the three months ended March 31, 2020.
(h)

Primarily consists of (i) during the three months ended March 31, 2021, professional service fees and other costs incurred in connection with the acquisition of Ventanex, cPayPlus and CPS Payments, as well as professional service expenses related to the January 2021 equity and convertible notes offerings, and (ii) during the three months ended March 31, 2020, professional service fees and other costs incurred in connection with the acquisition of Ventanex, and additional transaction expenses incurred in connection with the Business Combination and the acquisitions of TriSource Solutions and APS Payments.

(i)	Represents payments made to third-party recruiters in connection with a significant expansion of REPAY’s personnel, which REPAY expects will become more moderate in subsequent periods.
(j)	Reflects franchise taxes and other non-income based taxes.
(k)

Reflects consulting fees related to our processing services and other operational improvements, including restructuring and integration activities related to our acquired businesses, that were not in the ordinary course during the three months ended March 31, 2021 and 2020.

(l)

For the three months ended March 31, 2021 and the three months ended March 31, 2020 reflects extraordinary refunds to customers and other payments related to COVID-19. Additionally, in the three months ended March 31, 2021 reflects non-cash rent expense, and in the three months ended March 31, 2020, reflects expenses incurred related to one-time accounting system and compensation plan implementation related to becoming a public company.

(m)	Does not include adjustment for incremental depreciation and amortization recorded due to fair-value adjustments under ASC 805.
(n)

For the three months ended March 31, 2021, reflects amortization of customer relationships, non-compete agreement, software, and channel relationship intangibles acquired through the Business Combination, and customer relationships, non compete agreement, and software intangibles acquired through Repay Holdings, LLC’s acquisitions of TriSource Solutions, APS Payments, Ventanex, cPayPlus, and CPS Payments. For the three months ended March 31, 2020 reflects amortization of customer relationships, non-compete agreement, software, and channel relationship intangibles acquired through the Business Combination, and customer relationships, non compete agreement, and software intangibles acquired through Repay Holdings, LLC’s acquisitions of TriSource Solutions, APS Payments, and Ventanex. This adjustment excludes the amortization of other intangible assets which were acquired in the regular course of business, such as capitalized internally developed software and purchased software. See additional information below for an analysis of our amortization expenses:

	Three months ended March 31,
(in $ thousands)	2021	2020
Acquisition-related intangibles	$16,039	$13,203
Software	1,465	462
Amortization	$17,504	$13,665
Depreciation	289	239
Total Depreciation and amortization[1]	$17,793	$13,904
1)

Adjusted Net Income is adjusted to exclude amortization of all acquisition-related intangibles as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions (see corresponding adjustments in the reconciliation of net income to Adjusted Net Income presented above). Management believes that the adjustment of acquisition-related intangible amortization supplements GAAP financial measures because it allows for greater comparability of operating performance. Although REPAY excludes amortization from acquisition-related intangibles from our non-GAAP expenses, management believes that it is important for investors to understand that such intangibles were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangibles that relate to past acquisitions will recur in future periods until such intangibles have been fully amortized. Any future acquisitions may result in the amortization of additional intangibles.

(o)	Represents non-cash deferred debt issuance costs.
(p)	Represents pro forma income tax adjustment effect associated with items adjusted above.
(q)	Represents the weighted average number of shares of Class A common stock outstanding (on as-converted basis) for the three months ended March 31, 2021, and the three months ended March 31, 2020.